Company Contact: James R. McKnight, Jr. Chief Executive Officer 615-771-7575	Investor Relations: Kerry D. Massey Chief Financial Officer 615-771-7575
Diversicare Announces 2019 Fourth Quarter Results

BRENTWOOD, TN, (March 5, 2020) – Diversicare Healthcare Services, Inc. (OTCQX: DVCR), a premier provider of long-term care services, today announced its results for the fourth quarter ended December 31, 2019.
Fourth Quarter 2019 Highlights

•	Net loss from continuing operations was $1.4 million in the fourth quarter of 2019, compared to a net loss from continuing operations of $2.7 million in the fourth quarter of 2018.

•	EBITDA for the quarter was $2.7 million, which was $2.2 million higher than the fourth quarter of 2018 and $1.5 million higher than the preceding quarter.

•	EBITDAR for the quarter was $16.2 million.

See below for a reconciliation of all GAAP and non-GAAP financial results.
CEO Remarks

Commenting on the quarter and year, Jay McKnight, President and Chief Executive Officer, said, "The 2019 year, and particularly the fourth quarter, saw significant transformation at Diversicare that comes from a diligent, focused company.  The team embraced challenges this year and performed admirably.  With our portfolio changes behind us after the Kentucky exit and the implementation of the new Medicare payment system, we had the best quarter of the year and achieved an EBITDAR of $16.2 million.  Our industry continues to experience challenges, but our team is focused on providing high quality care using new, innovative approaches while performing as efficiently as possible.  We are a very different company than we were a year ago and are ready to move forward in 2020."

Mr. McKnight concluded, "Our team of dedicated caregivers continues to inspire me. Their commitment to our patients and residents, as well as one another, is exemplary. By daily living our mission they improve every life we touch by providing exceptional healthcare and exceeding expectations.  It is a privilege to lead at Diversicare.”

Fourth Quarter 2019 Results
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended December 31,
	2019	2018
Skilled nursing occupancy	77.2%	77.5%
As a percent of total census:
Medicare census	8.8%	9.7%
Managed Care census	4.4%	4.5%
As a percent of total revenues:
Medicare revenues	17.9%	17.1%
Medicaid revenues	47.8%	47.4%
Managed Care revenues	10.3%	10.2%
Average rate per day:
Medicare	$488.69	$451.30
Medicaid	$180.25	$178.01
Managed Care	$399.72	$393.65

Patient Revenues
Patient revenues were $120.9 million and $118.7 million for the three months ended December 31, 2019 and 2018, respectively, an increase of $2.2 million.
Our Medicare and Medicaid rates increased in the fourth quarter of 2019 compared to the fourth quarter of 2018, resulting in an increase in revenues of $1.7 million, or 7.5%, and $0.8 million, or 1.3%, respectively. In addition, the Hospice average daily census increased in 2019 compared to 2018 resulting in increased revenue of $1.6 million, or 21.7%. The increases were partially offset by decreases in the Medicare and Medicaid average daily census for 2019 compared to 2018, resulting in decreases in revenue of $2.2 million, or 9.5%, and $0.4 million, or 0.5%, respectively. Due to our continued focus on quality care, the proceeds from quality incentive payment and intergovernmental transfer programs contributed $0.8 million compared to the fourth quarter of 2018.
Expenses
Operating expenses decreased to $96.2 million, or 79.6% of revenue, in the fourth quarter of 2019 from $96.4 million, or 81.2% of revenue, in the fourth quarter of 2018. The decrease in operating expenses was mostly attributable to the favorable impact of our operational cost savings initiatives, which resulted in decreased nursing and ancillary costs of $0.7 million for 2019 compared 2018.
The largest component of operating expenses is wages, which were $57.9 million in the fourth quarter of 2019 compared to $57.6 million in the fourth quarter of 2018.
Lease expense increased to $13.5 million in 2019 from $13.1 million in 2018, an increase of $0.4 million, or 2.9%. The increase in lease expense was due to rent increases resulting from the amendment to the New Master Lease Agreement with Omega Healthcare Investors in conjunction with the Kentucky exit.
Professional liability expense was $1.8 million in 2019 compared to $1.6 million in 2018, an increase of $0.2 million, or 13.4%. Our cash expenditures for professional liability costs, including the matters in the state of Kentucky, were $1.4 million and $2.1 million for the fourth quarter of 2019 and 2018, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies, the premium costs of purchased insurance, and the costs incurred in defending and settling existing claims.
General and administrative expenses were approximately $6.7 million in 2019 compared to $7.2 million in 2018, a decrease of $0.5 million, or 6.2%. The overall decrease in general and administrative expenses was primarily attributable to a decrease in salaries and related taxes.

Depreciation and amortization expense remained consistent at $2.3 million for both the fourth quarter of 2019 and the fourth quarter of 2018.
Interest expense increased to $1.6 million in 2019 from $1.4 million in 2018. The increase was primarily attributable to outstanding borrowings on our debt facility.
As a result of the above, continuing operations reported a loss before taxes of $1.2 million in 2019, as compared to a loss of $3.5 million in 2018. The provision for income taxes was $0.2 million in 2019 compared to a benefit for income taxes of $0.8 million in 2018. The basic and diluted loss per common share from continuing operations were $0.22 and $0.22 in 2019, respectively, compared to a basic and diluted loss per common share from continuing operations of $0.42 and $0.42 in 2018, respectively.
Receivables
Our net receivables balance decreased $5.8 million to $60.5 million as of December 31, 2019, from $66.3 million as of December 31, 2018.

Conference Call Information
A conference call has been scheduled for Thursday, March 5, 2020 at 4:00 P.M. Central time (5:00 P.M. Eastern time) to discuss fourth quarter 2019 results. The conference call information is as follows:

Date:	Thursday, March 5, 2020
Time:	4:00 P.M. Central, 5:00 P.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 4861428 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through March 12, 2019, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 4861428.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully integrate the operations of our new nursing centers, as well as successfully operate all of our centers, our ability to increase census and occupancy rates at our centers, changes in governmental reimbursement, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, our ability to comply with the terms of our master lease agreements, our ability to renew or extend our leases at or prior to the end of the existing lease terms, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including HIPAA and laws governing reimbursement from government payors, the costs of investing in our business initiatives and development, our ability to control costs, our ability to attract and retain qualified healthcare professionals, changes to our valuation of deferred tax assets, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 62 skilled nursing and centers containing 7,329 skilled licensed nursing beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2019	December 31, 2018
ASSETS:
Current Assets
Cash and cash equivalents	$2,710	$2,685
Receivables	60,521	66,257
Self-insurance receivables	1,011	4,475
Current assets of discontinued operations	—	155
Other current assets	8,074	6,965
Total current assets	72,316	80,537

Property and equipment, net	47,755	50,843
Deferred income taxes	—	15,851
Acquired leasehold interest, net	5,736	6,307
Operating lease assets	310,238	—
Other assets, net	4,323	3,450
Noncurrent assets of discontinued operations	$—	2,256
TOTAL ASSETS	$440,368	$159,244

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Current Liabilities
Current portion of long-term debt and finance lease obligations	$3,498	$12,449
Trade accounts payable	14,641	15,659
Current liabilities of discontinued operations	—	86
Current portion of operating lease liabilities	23,736	—
Accrued expenses:
Payroll and employee benefits	16,780	19,471
Current portion of self-insurance reserves	13,829	13,158
Other current liabilities	11,545	9,522
Total current liabilities	84,029	70,345
Noncurrent Liabilities
Long-term debt and finance lease obligations, less current portion	70,637	60,984
Operating lease liabilities, less current portion	295,636	—
Self-insurance reserves, less current portion	16,291	16,057
Accrued litigation contingency	9,000	6,400
Other noncurrent liabilities	1,691	6,656
Total noncurrent liabilities	393,255	90,097

SHAREHOLDERS’ DEFICIT	(36,916)	(1,198)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$440,368	$159,244

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,
	2019	2018
PATIENT REVENUES, net	$120,873	$118,716
Operating expense	96,227	96,350
Facility-level operating income	24,646	22,366

EXPENSES:
Lease and rent expense	13,510	13,126
Professional liability	1,814	1,600
General and administrative	6,742	7,190
Depreciation and amortization	2,310	2,304
Total expenses less operating	24,376	24,220
OPERATING INCOME (LOSS)	270	(1,854)
OTHER INCOME (EXPENSE):
Other income	82	46
Debt retirement costs	—	(267)
Interest expense, net	(1,570)	(1,386)
	(1,488)	(1,607)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,218)	(3,461)
BENEFIT (PROVISION) FOR INCOME TAXES	(150)	774
NET LOSS FROM CONTINUING OPERATIONS	(1,368)	(2,687)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(1,879)	3,102
DISCONTINUED OPERATIONS	(1,879)	3,102
NET INCOME (LOSS)	$(3,247)	$415

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(0.22)	$(0.42)
Discontinued operations	(0.29)	0.48
	$(0.51)	$0.06
Per common share – diluted
Continuing operations	$(0.22)	$(0.42)
Discontinued operations	$(0.29)	$0.48
	$(0.51)	$0.06
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,471	6,402
Diluted	6,471	6,402

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Twelve Months Ended December 31,
	2019	2018
PATIENT REVENUES, net	$475,020	$476,122
Operating expense	380,870	381,178
Facility-level operating income	94,150	94,944

EXPENSES:
Lease and rent expense	52,990	49,231
Professional liability	6,996	6,498
Litigation contingency	3,100	6,400
General and administrative	28,009	30,237
Depreciation and amortization	9,122	9,991
Total expenses less operating	100,217	102,357
OPERATING LOSS	(6,067)	(7,413)
OTHER INCOME (EXPENSE):
Other income	281	160
Gain on sale of unconsolidated affiliate	—	308
Interest expense, net	(5,994)	(5,533)
Debt retirement costs	—	(267)
	(5,713)	(5,332)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,780)	(12,745)
BENEFIT (PROVISION) FOR INCOME TAXES	(15,694)	1,481
NET LOSS FROM CONTINUING OPERATIONS	(27,474)	(11,264)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(9,322)	(957)
Gain on lease modification, net of tax	733	—
Gain on sale of assets, net of tax	—	4,825
DISCONTINUED OPERATIONS	(8,589)	3,868
NET LOSS	$(36,063)	$(7,396)

NET LOSS PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$(4.25)	$(1.77)
Discontinued operations	(1.33)	0.61
	$(5.58)	$(1.16)
Per common share – diluted
Continuing operations	$(4.25)	$(1.77)
Discontinued operations	(1.33)	0.61
	$(5.58)	$(1.16)
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$—	$0.17
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,459	6,372
Diluted	6,459	6,372

DIVERSICARE HEALTHCARE SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2019	2018
NET LOSS	$(36,063)	$(7,396)
Discontinued operations	(8,589)	3,868
Net loss from continuing operations	(27,474)	(11,264)
Adjustments to reconcile net loss from continuing operations to cash provided by (used in) operating activities:
Depreciation and amortization	9,122	9,991
Deferred income tax provision (benefit)	15,421	(926)
Provision for self-insured professional liability, net of cash payments	4,739	2,325
Stock based and deferred compensation	573	1,127
Debt retirement costs	—	267
Provision for leases, net of cash payments	3,897	(106)
Litigation contingency expense	3,100	6,400
Gain on sale of investment in unconsolidated affiliate	—	(308)
Other	2,243	415
Changes in other assets and liabilities	714	(2,205)
Cash provided by operating activities from continuing operations	12,335	5,716
Cash used in operating activities from discontinued operations	(7,003)	(65)
Cash provided by operating activities	5,332	5,651

Cash used in investing activities from continuing operations	(4,980)	(7,223)
Cash provided by investing activities from discontinued operations	6	17,653
Cash provided by (used in) investing activities	(4,974)	10,430

Cash used in financing activities	(333)	(16,920)

Net increase (decrease) in cash	25	(839)
Cash beginning of period	2,685	3,524
Cash end of period	$2,710	$2,685

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAR AND ADJUSTED EBITDAR
(In thousands)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(3,247)	$(4,874)	$(24,596)	$(3,346)	$415
Loss (income) from discontinued operations, net of tax	1,879	2,958	1,980	1,772	(3,102)
Income tax provision (benefit)	150	(741)	17,313	(1,028)	(774)
Interest expense	1,570	1,554	1,476	1,394	1,386
Depreciation and amortization	2,310	2,279	2,217	2,316	2,304
Debt retirement costs (a)	—	—	—	—	267
EBITDA	2,662	1,176	(1,610)	1,108	496

EBITDA adjustments:
Litigation contingency expense (b)	—	—	3,100	—	—
Severance expense (c)	—	—	87	—	157
Adjusted EBITDA	$2,662	$1,176	$1,577	$1,108	$653

Lease expense (d)	$13,510	$13,251	$13,114	$13,115	$13,126

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(b)	Represents non-recurring expected costs associated with the DOJ investigation.
(c)	Represents non-recurring costs associated with severance expenses.
(d)
As management, we evaluate Adjusted EBITDA exclusive of lease expense, or Adjusted EBITDAR, as a financial valuation metric. For the three month period ended December 31, 2019, Adjusted EBITDAR is calculated below.

Adjusted EBITDA	$2,662
Lease expense	13,510
Adjusted EBITDAR	$16,172

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(3,247)	$(4,874)	$(24,596)	$(3,346)	$415
Adjustments:
Debt retirement costs (a)	—	—	—	—	267
Litigation contingency expense (b)	—	—	3,100	—	—
Severance expense (c)	—	—	87	—	157
Tax impact of above adjustments (d)	—	—	(40)	—	(486)
Discontinued operations, net of tax	1,879	2,958	1,980	1,772	(3,102)
Adjusted net loss for Diversicare Healthcare Services, Inc. common shareholders	$(1,368)	$(1,916)	$(19,469)	$(1,574)	$(2,749)

Adjusted net loss for Diversicare Healthcare Services, Inc. common shareholders
Basic	$(0.22)	$(0.30)	$(3.01)	$(0.24)	$(0.43)
Diluted	$(0.22)	$(0.30)	$(3.01)	$(0.24)	$(0.43)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,471	6,470	6,472	6,424	6,402
Diluted	6,471	6,470	6,472	6,424	6,402

(a)	Represents non-recurring debt retirement costs related to the amendment of our debt agreements in December 2018.
(b)	Represents non-recurring expected costs associated with the DOJ investigation.
(c)	Represents non-recurring costs associated with severance expenses.
(d)	Represents tax provision for the cumulative adjustments for each period.

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, Adjusted Net income (loss), which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, interest expense, debt retirement costs, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for litigation contingency expense and severance expense. We define Adjusted EBITDAR as Adjusted EBITDA adjusted for rent expense. We define Adjusted Net income (loss) as Net income (loss) adjusted for debt retirement costs, litigation contingency expense, severance expense, and income (loss) from discontinued operations.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net income (loss) may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA, and Adjusted Net income (loss) are important performance measurements because they eliminate certain nonrecurring items and separation costs. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted Net income (loss) should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.
We have included Adjusted EBITDAR in this press release because we believe that such information is used by certain investors as a measure of the Company’s valuation. We believe that Adjusted EBITDAR is an important financial valuation measure that is commonly used by our management, research analysts, investors, lenders and financial institutions, to compare the enterprise value of different companies in the healthcare industry, without regard to differences in capital structures and leasing arrangements. Adjusted EBITDAR is a financial valuation measure and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. As such, our presentation of Adjusted EBITDAR, should not be construed as a financial performance measure.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended December 31, 2019
	As of December 31, 2019			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds (4)	Available Nursing Beds (4)	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2019 Q4 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	2,464	2,397	2,127	86.3%	88.7%	8.3%	$45.1	$461.41	$187.28
Kansas	464	464	376	80.9%	81.0%	7.8%	7.7	510.59	182.41
Mississippi	1,039	1,004	879	84.6%	87.5%	12.1%	19.4	469.72	189.58
Missouri	339	339	230	67.9%	67.8%	7.0%	4.2	537.26	145.61
Ohio	403	393	323	80.1%	82.2%	10.3%	12.3	515.76	196.44
Tennessee	775	709	562	72.5%	79.3%	13.4%	10.0	488.40	201.68
Texas	1,845	1,662	1,159	62.9%	69.7%	5.5%	22.2	559.24	153.76
Total	7,329	6,968	5,656	77.2%	81.2%	8.8%	$120.9	$488.69	$180.25

Note 1:	The Alabama region includes nursing centers in Alabama and Florida. The Tennessee region includes one nursing center in Indiana.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living, independent living, and personal care beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues, but do not include any ancillary revenues related to these patients.
Note 4:	The Licensed and Available Nursing Bed counts above include only licensed and available SNF beds.

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